UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 963-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisitions or Disposition of Assets

On April 17, 2007, KEMET Corporation announced the final results of the public tender offer by its wholly owned subsidiary, KEMET Electronics Corporation, for all the shares and convertible loan notes in Evox Rifa Group Oyj which commenced on March 12, 2007, and ended on April 12, 2007.

According to the final result of the tender offer, the shares tendered in the tender offer represented approximately 92.5% of the shares and votes in Evox Rifa.  In addition, holders of approximately 95.7% of the convertible capital loan notes issued by Evox Rifa Group Oyj have tendered their loan notes pursuant to the tender offer.

All of the conditions of the tender offer have now been satisfied and, KEMET Electronics Corporation will proceed with the completion of the tender offer.

A copy of the press release has been included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable

(b)          Not applicable

(c)           Not applicable

(d)          Exhibits

99.1                           Press Release, dated April 17, 2007 issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2007	KEMET Corporation

/S/ D. E. Gable
David E. Gable
Senior Vice President and
Chief Financial Officer